EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of March, 2000, among ETRAVNET.COM,  INC.,
a  New  York   corporation   ("Employer"),   and  MICHAEL  BRENT,   residing  at
1530 Palisade Ave., Ft. Lee, NJ  07024 ("Executive").

                              W I T N E S S E T H:


     WHEREAS, Executive has been a key executive officer and employee of Employer and Employer wishes to retain the services of Executive as an employee and officer of Employer, and Executive desires to render such services;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1.  PRIOR AGREEMENTS SUPERSEDED; EFFECTIVENESS.
         ------------------------------------------

          (a) This Agreement supersedes any employment agreements, oral or written, entered into between Executive and Employer prior to the date of this Agreement.

     2.  RETENTION OF SERVICES.
         ---------------------

     The Employer hereby agrees to employ the Executive and the Executive agrees to accept employment on, and subject to, the terms and conditions hereinafter set forth.

     3.  TERM OF EMPLOYMENT.
         ------------------

     Subject to earlier termination in accordance with Section 8 hereof, the term of this Agreement shall commence effectively on March 1, 2000 and end on February 28, 2005 ("Term of Employment").

     4.  DUTIES.
         ------

          (a) During the Term of Employment, the Executive shall be employed by the Employer as President. The Executive agrees that he will devote his full business time and best efforts exclusively to the faithful and diligent performance of all of the duties and responsibilities incident to that position as well as all such other executive duties and responsibilities for or on behalf of the Employer and its subsidiaries in that executive capacity as required to perform from time to time by the Board of Directors.

     5.  COMPENSATION.
         ------------

     For so long as the Executive is employed by the Employer, in consideration of the services to be rendered by the Executive hereunder, the Employer agrees to pay to the Executive during the Term of Employment, and the Executive agrees to accept as compensation,

          (a) a salary of One Hundred Ninety-Two Thousand Five Hundred and 00/100 ($192,500.00) Dollars for the first year of the Agreement to be increased ten (10%) percent from the prior year's salary each year thereafter (the "Salary"). The Salary shall be payable in monthly installments or in accordance with the Employer's normal payroll policies.

          (b) In addition to the foregoing, Executive shall be entitled to an incentive bonus of ten (10%) percent of all front end franchisee fees earned by the Employer during the Term of Employment.

     (c) During the Term of Employment, Executive shall be entitled to the following benefits and perquisites:

          (i) Participation, subject to qualification requirements, in all medical and hospitalization plans, presently in effect or hereinafter instituted by the Employer and applicable to its Executive employees.

          (ii) a term life insurance policy renewable yearly in the principal amount of $2,000,000.

          (iii)$2,000 per month as and for reimbursement of all reasonable and necessary expenses incurred by the Executive in performing his employment hereunder.

          (iv) the use of a suitable automobile and the payment or reimbursement of all expenses incidental thereto including fuel, repairs, insurance and registration and inspection fees.

          (v) Vacation and sick leave in accordance with the Employer's policies in effect from time to time for executives of the Employer.

          (vi) Participation in any Stock Option Plan and/or Stock Purchase Plans existing now or hereafter instituted by Employer.

          (vii)Participation in the existing or any successor pension and profit sharing plans of the Employer ("Employer's Plans").

          (viii) Reimbursement of premiums expended by Executive for Disability Insurance in the maximum principal amount attainable commensurate with Executive's Salary.

     6.  DEATH BENEFIT.
         -------------

     If Executive dies during the Term of Employment, then, provided the Executive was not in breach of this Agreement on the date of his death, his monthly salary shall be continued for a twelve (12) month period following the date of death and shall be paid to his widow, or to a designee other than his widow if such designation is made in writing by Executive, or if no widow survives him and no designation has been made hereunder, then to his estate provided that such monthly salary shall not be paid for any period beyond the Term of Employment.

     7.  DISABILITY.
         ----------

     Subject to Section 8(c)(iii), if during the Term of Employment, the Executive becomes unable for six (6) consecutive months or more, due to ill health or other incapacitation, to perform his duties hereunder, then, on at least thirty (30) days' written notice, the Employer may place him on disability status (and he shall then receive such disability benefits then provided to other executive employees of Employer) at the end of any month after said six-month period at no salary for the remainder of the Term of Employment or until his disability ends, whichever first occurs.

     8.  TERMINATION OF EMPLOYMENT.
         -------------------------

     This Agreement and, accordingly, the Term of Employment, may be terminated earlier than as specified in Section 3 hereof, upon the happening of any of the following events:

          (a) Whenever Employer and the Executive shall mutually agree in writing to terminate this Agreement.

          (b) Upon the death of the Executive, provided that in such event, the amounts due under Paragraph 6 will be paid as provided therein.

          (c)  At the option of the Employer, if the Executive shall:

               (i) be in breach of or default under any material provision of this Agreement for a period of thirty (30) days after notice of such breach is given by Employer to the Executive; or

               (ii) be convicted or have  acknowledged  the commission of fraud, misappropriation or embezzlement; or

               (iii)become totally  incapacitated so as to preclude  performance of the duties of his employment hereunder for a period of six (6) consecutive months.

          (d) At the Executive's option, if Employer shall be in breach of or default under any material provision of this Agreement for a period of thirty
(30) days after notice of such breach is given by the Executive to the Employer.

     9.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.
         ------------------------------------------

     The Executive agrees, that at any time during or after he ceases to be employed by the Employer, he will not directly or indirectly (except where authorized by the Board of Directors of the Employer) divulge to any persons, firms or corporations,(hereinafter referred to collectively as "third parties"), or use or cause to authorize any third parties to use, any information regarded as confidential and valuable by the Employer which he knows or should know is regarded as confidential and valuable by the Employer. The non-disclosure obligations of this section shall not be imposed with regard to information which is or subsequently becomes, through no fault of Executive, generally available to the public or is disclosed as required by court order or by an order of a Regulatory Agency.

     10.  NON-COMPETITION.
          ---------------

          (a)  During the Term of Employment, the Executive will not, anywhere:

               (i) engage, directly or indirectly, either individually or as stockholder, partner, officer, director, employee, consultant, agent or otherwise, in any business which is in competition with the Employer or

               (ii) solicit  for  employment  or employ,  or cause or  authorize directly or indirectly to be solicited for employment or employ, for or on behalf of himself or third parties, any persons who were at the time the Executive's employment hereunder ended, employees of the Employer.

          (b) The Executive agrees that he will not, at any time, remove from the Employer's premises any drawings, notebooks, data and other documents and materials relating to the business and procedures of the Employer, except as reasonably necessary to the discharge of his duties hereunder.

          (c) In the event of a breach of this covenant not to compete, the parties acknowledge that the Employer may be irreparably damaged and may not have an adequate remedy at law. Therefore, Employer may obtain injunctive relief, without the necessity of posting a bond, for any breach or threatened breach of this covenant. The parties hereto further acknowledge that this covenant not to compete is intended to conform to the extent required with the laws of the State of New York. Any court of competent jurisdiction is hereby authorized to expand or contract the geographical, temporal or other restrictions of this covenant not to compete in order to conform with the laws of the State of New York so that it shall bind the parties hereto and be enforceable by that court.

     11.  INJUNCTIVE RELIEF AND OTHER REMEDIES.
          ------------------------------------

          (a) Executive agrees that any breach or threatened breach by him of any provision of Sections 9 and 10 shall entitle the Employer, on a non-mutually exclusive basis, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enforce specifically the terms of this Agreement or enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive above and elsewhere herein will be construed as separable and divisible from every other restriction and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceablility of the remaining restriction and that one or more or all of such restrictions may be enforced in whole or in part, as the circumstances warrant.

          (b) If any of the covenants contained in Sections 9 and 10 or any aspects thereof are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid parts.

     12.  SUCCESSORS AND ASSIGNS.
          ----------------------

     This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Employer's successors or assigns (whether resulting from any reorganization, consolidation or merger of the Employer) and the Executive's heirs, executors and legal representatives.

     13.  ENTIRE AGREEMENT.
          ----------------

     This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in accordance with the terms hereof or by a writing signed by all of the parties. No course of dealings between the parties during the term of this Agreement shall be deemed to amend or expand the obligations of any of the parties hereto unless incorporated in a written instrument as aforesaid.

     14.  NOTICE.
          ------

     Any notice to a party hereto pursuant to this Agreement shall be in writing, shall be deemed given when received, and be delivered personally or sent by certified mail return receipt requested, or by nationally recognized overnight courier service, or by telecopier to the address of such party above written.

     15.  GOVERNING LAW.
          -------------

     This Agreement and all issues regarding the validity, construction, interpretation, performance and enforceablility thereof, shall be governed and construed exclusively in accordance with the laws of the State of New York regardless of the laws that might otherwise govern this Agreement under applicable conflicts of laws principles.

     16.  MISCELLANEOUS.
          -------------

     This Agreement:

          (a) may not (except as specifically provided) be assigned by any party hereto without the prior written consent of the other parties (any purported assignment hereof in violation of this provision being null and void);

          (b) may be executed in various counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

     IN WITNESS WHEREOF, the parties hereto have duly executed this employment agreement this 24 day of March, 2000.

                                      ETRAVNET.COM, INC.



                                      By:/s/
                                         -------------------------




                                      /s/
                                      ----------------------------
                                      Michael Brent, Executive